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Exhibit 31.4

CERTIFICATION

I, Nancy C. Broadbent, Chief Financial Officer of CollaGenex Pharmaceuticals, Inc., certify that:

1.
I have reviewed this Amendment No. 1 on Form 10-K/A of CollaGenex Pharmaceuticals, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 10, 2008	/s/ NANCY C. BROADBENT Nancy C. Broadbent Chief Financial Officer

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  Exhibit 31.4